Exhibit 23


                       INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Endo Pharmaceuticals Holdings, Inc. on Form S-8 of our reports dated February 28, 2000 (June 9, 2000 as to earnings per share data and Note 13), appearing in Form S-4 Registration Statement No. 333-39040 of Endo Pharmaceuticals Holdings, Inc.


                                       /s/ Deloitte & Touche LLP

Philadelphia, Pennsylvania

December 22, 2000